SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 29, 2013

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Winchester Circle

Los Gatos, CA

95032

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number including area code: (408) 540-3700

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The information set forth in this Item 7.01 is intended to be furnished under Item 7.01 of Form 8-K (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any registration statement filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

To satisfy its obligations under Regulation FD, Netflix, Inc. is furnishing, in connection with its offering of $400 million aggregate principal amount of senior notes due 2021, updated risk factors, information regarding its business and certain selected financial information that is separately being provided to investors. The disclosure is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Updated disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

/s/ David Hyman
By: David Hyman
Title: General Counsel

Dated: January 29, 2013

Index to Exhibits

Exhibit	Description

99.1	Updated disclosure.